UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 30, 2025

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On November 22, 2024, NovaBay Pharmaceuticals, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”), whereby the Company’s stockholders were asked to consider three (3) proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2024 (the “Special Meeting Proxy Statement”), as supplemented from time to time, including by the supplement to the Special Meeting Proxy Statement dated as of November 12, 2024. Proposal One sought stockholder approval for the sale of the Company’s eyecare products sold under the Avenova brand and related assets to PRN Physician Recommended Nutriceuticals, LLC, which constituted substantially all of the Company’s revenue generating and operating assets (the “Asset Sale Transaction”). Proposal Two sought stockholder approval to approve the liquidation and dissolution of the Company under Delaware law (the “Liquidation and Dissolution”) pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), which, if approved, would authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution. Finally, Proposal Three sought stockholder approval to provide the Company’s Board of Directors (the “Board”) with discretionary authority to adjourn the Special Meeting from time to time to establish a quorum or to permit further solicitation of proxies if there were not sufficient votes in favor of Proposal One and/or Proposal Two.

As previously reported, the Special Meeting initially convened on November 22, 2024, where a quorum was present, and the Company received stockholder approval for Proposal Three; however, it had not received greater than 50% of all outstanding shares of the Company’s common stock voting in favor of Proposal One or Proposal Two, which was the required minimum vote of stockholders to approve each of Proposal One and Proposal Two. The Special Meeting was adjourned only with respect to the vote on Proposal One and Proposal Two until it was reconvened on December 18, 2024, and then further adjourned and reconvened on January 16, 2025, at which time Proposal One providing for the Asset Sale Transaction was approved by stockholders. The Special Meeting was further adjourned only with respect to Proposal Two providing for the Liquidation and Dissolution, until it was reconvened on January 30, 2025 (the “Reconvened Meeting”).

There were 4,885,693 outstanding shares of the Company’s common stock entitled to vote and there were 2,763,123 shares present in person or by proxy at the Reconvened Meeting, representing approximately fifty-seven percent (57%) of the shares outstanding and entitled to vote. The voting results at the Reconvened Meeting on January 30, 2025, only with respect to Proposal Two, as certified by the inspector of elections for the Special Meeting, is presented below.

1.	To approve the Liquidation and Dissolution of the Company pursuant to the Plan of Dissolution, pursuant to the discretion of the Board to proceed with the Liquidation and Dissolution.

For	Against	Abstain
2,394,836	320,073	48,214

As a result of the final vote at the Reconvened Meeting, Proposal Two was not approved by Company stockholders. Stockholders representing approximately 49% of the outstanding shares of Company common stock voted for Proposal Two at the Special Meeting, which was below the required vote of greater than 50% of the outstanding shares of the Company’s common stock to approve this proposal. After concluding the Reconvened Meeting, all proposals that were submitted to stockholders for consideration at the Special Meeting have now been finally voted upon.

Item 8.01     Other Events.

At the Company’s Reconvened Meeting held on January 30, 2025, the Company did not receive the requisite vote of stockholders to approve Proposal Two, which proposal provided for the Liquidation and Dissolution of the Company pursuant to the Plan of Dissolution. Proposal Two received approval by stockholders representing approximately 49% of the outstanding shares of the Company’s common stock at the Special Meeting. Of the votes cast at the Special Meeting by holders of the Company’s common stock, approximately 88% of those shares voted in favor of Proposal Two.

With the Company having completed the sale of substantially all of its assets upon the closing of the Asset Sale Transaction on January 17, 2025, and the closing of the sale of the Company’s wound care trademarks and wound care inventory to Phase One Health, LLC, a Tennessee limited liability company, on January 8, 2025, the Board, upon further analysis of the best opportunity to maximize the remaining value for the Company and its stockholders, among the other alternatives currently available, determined that it is in the best interests of the Company and its stockholders for the Company to continue pursuing the voluntary Liquidation and Dissolution pursuant to the Plan of Dissolution. Accordingly, the Company intends to hold a new special meeting of stockholders to obtain approval of the Liquidation and Dissolution, as discussed below.

If the stockholders approve the Liquidation and Dissolution at the new special meeting, the Company currently plans to file a Certificate of Dissolution with the Secretary of State of Delaware and proceed with the Liquidation and Dissolution in accordance with the Plan of Dissolution and Delaware law as soon as practical following the new special meeting; however, such filing may be delayed or not filed at all as determined by the Board in its sole discretion. In general terms, if the Company dissolves pursuant to the Plan of Dissolution, the Company will cease conducting its business, wind up its affairs, dispose of its non-cash assets, pay or otherwise provide for its obligations, and distribute its remaining assets, if any, during a post-dissolution period. Pursuant to the statutory process, the distribution of the Company’s assets will likely take a minimum of nine (9) months, as required by the Delaware courts and Delaware law. With respect to the Liquidation and Dissolution, the Company will continue to follow the dissolution and winding up procedures prescribed by the Delaware court under Delaware law.

Through the Liquidation and Dissolution process, the Company intends, to the fullest extent possible, to pay its creditors and discharge its liabilities, as well as return as much value that may remain to stockholders and other stakeholders, including unsecured convertible note holders and warrant holders, consistent with the stockholder approved Plan of Dissolution. Assuming that the Liquidation and Dissolution goes forward in accordance with the stockholder approved Plan of Dissolution and Delaware law, then the Company plans to update its stockholders, debt holders, warrant holders and preferred stockholder with additional information and written notice as the court supervised Liquidation and Dissolution progresses. Any distributions from the Company will be made to its stockholders according to their holdings of common stock and preferred stock as of the date the Company files a Certificate of Dissolution, which due to the Liquidation and Dissolution, shall also be the date on which the Company closes its stock transfer books and discontinues recording transfers of its common stock, except for transfers by will, intestate succession or operation of law. Accordingly, there will be limited ability to sell or transfer Company securities after the Certificate of Dissolution is filed.

The ability of the Company to proceed with the Liquidation and Dissolution under Delaware law is subject to the Company first receiving stockholder approval. The Company intends to file a new proxy statement with the SEC with respect to the new special meeting of the Company’s stockholders, at which meeting the Company’s stockholders will be asked to, among other items, consider and approve the Liquidation and Dissolution pursuant to the Plan of Dissolution. The Board reserves the right to abandon the Liquidation and Dissolution and the Plan of Dissolution, even if approved by the Company’s stockholders, if the Board, in its discretion, determines that the Liquidation and Dissolution or the Plan of Dissolution is no longer in the best interests of the Company and its stockholders.

The foregoing description of the Plan of Dissolution contains only a brief description of the material terms and does not purport to be a complete description of the rights and obligations of the parties to the Plan of Dissolution and such description is qualified in its entirety by reference to the full text of the Plan of Dissolution, a copy of which is incorporated by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Additional Information and Where to Find It

The Company intends to file a preliminary proxy statement on Schedule 14A with the SEC with respect to the new special meeting of Company stockholders to be held in connection with the Liquidation and Dissolution. Promptly after filing the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the new special meeting to consider the Liquidation and Dissolution. STOCKHOLDERS ARE URGED TO READ THE PRELIMINARY AND DEFINITIVE VERSIONS OF THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING IN CONNECTION WITH THE LIQUIDATION AND DISSOLUTION, THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE LIQUIDATION AND DISSOLUTION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the proxy statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Liquidation and Dissolution at the SEC’s website (http://www.sec.gov) or at the Company’s investor relations website https://novabay.com/investors/) or by writing to NovaBay Pharmaceuticals, Inc., Investor Relations, 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Our website address is provided as an inactive textual reference only. The information provided on, or accessible through, our website is not part of this Current Report on Form 8-K, and, therefore, is not incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Liquidation and Dissolution. A list of the names of the directors and executive officers of the Company and information regarding their interests in the Liquidation and Dissolution, including their respective ownership of the Company’s common stock and securities will be contained in the proxy statement for the proposed Liquidation and Dissolution when available. In addition, information about the Company’s directors and executive officers and their ownership in the Company is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC on March 26, 2024, as amended on March 29, 2024 and as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing.

Cautionary Language Concerning Forward-Looking Statements

This Current Report on Form 8-K, contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the Liquidation and Dissolution and other related matters. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. These forward-looking statements are based upon the Company’s and its management’s current expectations, assumptions, estimates, projections and beliefs. Such statements include, but are not limited to, statements regarding the Liquidation and Dissolution, the Company’s financial condition and its available capital resources to fund ongoing operations, and the impact that the Liquidation and Dissolution may have. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in, or implied by, these forward-looking statements. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Current Report on Form 8-K, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the SEC, especially under the heading “Risk Factors.” The forward-looking statements in this release speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
2.1	Plan of Complete Liquidation and Dissolution of NovaBay Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed September 20, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: February 4, 2025